     As filed with the Securities and Exchange Commission on July 15, 1999
                                                  Registration No. 333-  _______
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                                 VERISIGN, INC.

             (Exact name of registrant as specified in its charter)

         Delaware                                            94-3221585
(State or other jurisdiction of                          (I.R.S. employer
incorporation or organization)                          identification no.)

                              1350 Charleston Road
                     Mountain View, California  94043-1331
                    (Address of principal executive offices)

                           1998 Equity Incentive Plan

                       1998 Employee Stock Purchase Plan

                             Non-Plan Stock Options
                             Granted by Registrant

                           (Full titles of the plans)

                                  Dana L. Evan
                            Chief Financial Officer
                                 VeriSign, Inc.
                              1350 Charleston Road
                      Mountain View, California 94043-1331
                                 (650) 961-7500
(Name, address and telephone number, including area code, of agent for service)

                                   Copies to:

                            Jeffrey R. Vetter, Esq.
                            R. Gregory Roussel, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                          Palo Alto, California  94306

                        CALCULATION OF REGISTRATION FEE

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                                                                                    Proposed
                                         Amount         Proposed Maximum            Maximum
                                          to be          Offering Price        Aggregate Offering           Amount of
Title of Securities to be Registered   Registered         Per Share                   Price               Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value..........  4,900,000 (1)       $81.47 (2)               $399,203,000 (2)          $110,978.43
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(1) Represents 4,000,000 additional shares reserved for issuance upon exercise of stock options under the Registrant's 1998 Equity Incentive Plan and 500,000 additional shares available for issuance under the Registrant's 1998 Employee Stock Purchase Plan pursuant to amendments of such plans made effective as of May 27, 1999. Also includes 400,000 shares reserved for issuance upon exercise of stock options pursuant to Non-Plan Option Agreements with five non-executive officer employees. Shares issuable upon exercise of stock options under the Registrant's 1998 Equity Incentive Plan were originally registered on a Registration Statement on Form S-8 (File No. 333-46803) filed on February 24, 1998. Shares available for issuance under the Registrant's 1998 Employee Stock Purchase Plan were originally registered on a Registration Statement on Form S-8 (File No. 333-45237) filed on January 30, 1998.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 and based upon an average of the high and low prices reported on the Nasdaq National Market on July 13, 1999.

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                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
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          The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:
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     (a)  The Registrant's latest annual report on Form 10-K filed pursuant to
          Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for
                ------------
          the Registrant's latest fiscal year.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

     (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.
------   -------------------------

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.
------   --------------------------------------

          Not applicable.

Item 6.  Indemnification of Directors and Officers and Limitation of Liability.
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          As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by
Section 145 of the Delaware General Corporation Law, the Amended and Restated Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions; (ii) the Registrant may, in its discretion, indemnify its other employees and agents to the extent that it indemnifies its officers and directors, unless otherwise required by law, its Certificate of Incorporation, its Amended and Restated Bylaws, or agreement; (iii) the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with defending a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to the certain very limited exceptions; and (iv) the rights conferred in the Amended and Restated Bylaws are not exclusive.

          The Registrant has entered into Indemnification Agreements with each of its current directors and executive officers to give such directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth Registrant's Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

          The Registrant, with approval by the Registrant's Board of Directors, has applied for, and expects to obtain, directors' and officers' liability insurance.

Item 7.  Exemption From Registration Claimed
------   -----------------------------------

          Not applicable

Item 8.  Exhibits
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Exhibit No.              Description
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    4.01* Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.03 to the Registrant's Registration Statement on Form S-1 (File No. 333-40789) filed with the Commission and declared effective January 29, 1998).

    4.02* Form of Amended And Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.05 to the Registrant's Registration Statement on Form S-1 (File No. 333-40789) filed with the Commission and declared effective January 29, 1998).

    4.03 Amendment to Third Amended and Restated Certificate of Incorporation of the Registrant.

    4.04    Registrant's 1998 Equity Incentive Plan.

    4.05    Registrant's 1998 Employee Stock Purchase Plan.

    4.06 Form of Non-Plan Stock Option for options granted to certain non-executive officer employees.

    5.01    Opinion of Fenwick & West LLP.

   23.01    Consent of Fenwick & West LLP (included in Exhibit 5.01).

   23.02    Consent of KPMG LLP.

   24.01    Power of Attorney (see page 4).


* These exhibits were previously filed with the Commission as indicated and are incorporated herein by reference.

Item 9.  Undertakings.
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          The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if
     --------  -------
the Registration Statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 12th day of July, 1999.

                                 VERISIGN, INC.

                                 By:   /s/ Stratton D. Sclavos
                                       -----------------------
                                       Stratton D. Sclavos
                                       President, Chief Executive Officer
                                       and Director

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Stratton D. Sclavos, Dana L. Evan and Timothy Tomlinson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                          Title                  Date
            ---------                          -----                  ----
Principal Executive Officer
 and Director:

/s/ Stratton D. Sclavos            President, Chief Executive     July 12, 1999
---------------------------------  Officer and Director
Stratton D. Sclavos


Principal Financial and
 Principal Accounting Officer:
                                   Vice President of Finance and
---------------------------------  Administration and
Dana L. Evan                       Chief Financial Officer        July 12, 1999


Additional Directors:

/s/ D. James Bidzos                Director                       July 12, 1999
---------------------------------
D. James Bidzos


/s/ William Chenevich              Director                       July 12, 1999
---------------------------------
William Chenevich


/s/ Kevin R. Compton               Director                       July 12, 1999
---------------------------------
Kevin R. Compton

                                   Director
---------------------------------                                 July 12, 1999
David J. Cowan



/s/ Tim Tomlinson                  Director                       July 12, 1999
---------------------------------
Timothy Tomlinson

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.             Description
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    4.01* Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.03 to the Registrant's Registration Statement on Form S-1 (File No. 333-40789) filed with the Commission and declared effective January 29, 1998).

    4.02* Form of Amended And Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.05 to the Registrant's Registration Statement on Form S-1 (File No. 333-40789) filed with the Commission and declared effective January 29, 1998).

    4.03 Amendment to Third Amended and Restated Certificate of Incorporation of the Registrant.

    4.04    Registrant's 1998 Equity Incentive Plan.

    4.05    Registrant's 1998 Employee Stock Purchase Plan.

    4.06 Form of Non-Plan Stock Option for options granted to certain non-executive officer employees.

    5.01    Opinion of Fenwick & West LLP.

   23.01    Consent of Fenwick & West LLP (included in Exhibit 5.01).

   23.02    Consent of KPMG LLP.

   24.01    Power of Attorney (see page II-4).


* These exhibits were previously filed with the Commission as indicated and are incorporated herein by reference.